EXHIBIT 10.1
THIRD AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT
     THIRD AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT (this “Amendment”), dated as of December 15, 2006, by and among BANK OF AMERICA, N.A., successor in interest to Fleet Precious Metals Inc., with offices at 111 Westminster Street, Providence, Rhode Island 02903 (“BANA”), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively, jointly and severally as the “Companies”).
W I T N E S S E T H:
     WHEREAS, reference is hereby made to that certain Amended and Restated Consignment Agreement dated as of April 28, 2005 (as amended from time to time and in effect, the “Consignment Agreement”) among the Companies and BANA, pursuant to which BANA extended a silver consignment facility and a silver forward contract facility to the Companies, as amended by (i) that certain First Amendment to Amended and Restated Consignment Agreement dated as of August 1, 2005; (ii) that certain Second Amendment to Amended and Restated Consignment Agreement dated as of February 22, 2006 (the “Second Amendment”); and (iii) that certain letter agreement dated on or about November 8, 2006.
     WHEREAS, pursuant to the terms of the Consignment Agreement, BANA may terminate the consignment and forward contract facilities in its discretion upon notice to the Companies;
     WHEREAS, BANA previously advised the Companies by letter dated November 9, 2006 that BANA intended to exercise its option to terminate the Consignment Facility and the Forward Contract Facility by no later than November 27, 2006;
     WHEREAS, the Companies have requested that BANA provide the Companies with an additional period of time to locate a replacement consignor and that BANA agree to amend certain terms and conditions of the Consignment Agreement to, among other things: (i) amend the Consignment Limit, (ii) amend the definition of Excluded Collateral to include all receivables sold by Wolverine Joining pursuant to the Permitted Securitization, (iii) delete the covenant restricting the sale of any receivable generated from the sale of Consigned Precious Metal pursuant to the Permitted Securitization (as set forth in Section 8.13), (iv) agree to release BANA’s lien in proceeds of Precious Metal constituting receivables sold by Wolverine Joining pursuant to the Permitted Securitization, (v) to provide for additional collateral to be pledged by the Companies to BANA to secure the Obligations, in consideration of BANA’s agreements in the foregoing items (ii), (iii) and (iv), and (vi) confirm that, in all events, the Consignment Facility and the Forward Contract Facility under the Consignment Agreement shall automatically terminate and accelerate on December 22, 2006 and that all Obligations shall be due and payable on such date, all pursuant to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Companies and, in reliance upon the representations and warranties of the Companies set forth herein, BANA, hereby agree as follows:
1.	Definitions. Capitalized terms used herein without definition shall have the meanings as set forth in the Consignment Agreement.
2.	Acknowledgment of Obligations. The Companies hereby acknowledge and agree that they are unconditionally liable to BANA for all Obligations under the Consignment Agreement without offset, defense, counterclaim or deduction.

3.	Amendments to Consignment Agreement. From and after the effectiveness of this Amendment, the Consignment Agreement shall be amended as follows:
(a)	Section 1 of the Consignment Agreement is hereby amended as follows:
(i)	By deleting section 1.13 in its entirety and by inserting the following text in its stead:

1.13	“Consignment Limit” means:
     (a) the lesser of (i) Fifteen Million Dollars ($15,000,000.00), or (ii) the value (as determined pursuant to Paragraph 2.2 hereof) of One Million Two Hundred Fifty Thousand (1,250,000) fine troy ounces of silver, minus, in the case of both (i) and (ii), the Forward Contract Indebtedness; or
     (b) such limit as BANA and the Company may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit B attached hereto and made a part hereof or in such other form as BANA shall require.”
(ii)	By deleting section 1.31 in its entirety and by inserting the following text in its stead:
1.31 “Excluded Collateral” means all receivables sold by either Wolverine Tube or Wolverine Joining pursuant to the Permitted Securitization and associated collections with respect thereto, each lock-box and collection account into which proceeds of such receivables are deposited, all other rights and payments relating to such receivables and all proceeds of the foregoing.
(b)	Section 2 of the Consignment Agreement is hereby amended as follows:
(i)	By deleting the Section 2.3(f) in its entirety and inserting the following text in its stead:
     (f) At such time as the Companies shall purchase and withdraw (or be deemed to have purchased and withdrawn) Consigned Precious Metal from consignment under the Consignment Facility, they shall become unconditionally obligated to (i) pay to BANA (x) a purchase price computed in accordance with Paragraph 2.2 hereof if such purchase is effected by the Companies (and the Companies have notified BANA) prior to 11:30 A.M., London Time, on any Business Day, plus any applicable premium, or (y) such other purchase price as shall be mutually agreed upon by BANA and the Companies, or (ii) deliver Precious Metal to BANA’s pool accounts, loco London, in an amount equal to the Precious Metal purchased. All payments of purchase price for Consigned Precious Metal or deliveries of Precious Metal shall be made within two (2) Business Days, except that all payments of the purchase price for Consigned Precious Metal that is deemed purchased and withdrawn from Consignment on December 21, 2006 (as provided below), shall be due and payable immediately. Consigned Precious Metal shall be deemed to have been purchased and withdrawn from consignment, and payment of the purchase price shall become due, at the earlier of (i) such time as the Companies shall notify BANA, that the Companies elect to purchase such Consigned Precious Metal, or (ii) such time as the Companies sell such Consigned Precious Metal in the ordinary course of their business. Notwithstanding anything contained in this Section 2.3(f) or any other term or condition of this Agreement to the contrary, the Companies hereby covenant and agree that in the event that any Consigned Precious Metal or any Forward Contract remains outstanding at 5:00

PM (Providence, Rhode Island time) on December 21, 2006, then on December 22, 2006, without prior demand or notice (i) all then outstanding Consigned Precious Metal shall be deemed to have been purchased and withdrawn from consignment, (ii) all then outstanding Forward Contracts shall be terminated and broken, and (iii) the Companies shall be immediately and unconditionally obligated to pay BANA an amount equal to the aggregate of: (x) the purchase price for all Consigned Precious Metal, such purchase price to be determined as of December 22, 2006 and computed in accordance with Paragraph 2.2 hereof, plus any applicable premium; plus (y) any Obligations owing by the Companies in connection with the breakage of any such Forward Contract, including, but not limited to, any breakage costs in accordance with Section 3.3, such amount to be determined as of December 22, 2006. Interest shall accrue on all Obligations referred to in the preceding sentence at the default rate as set forth in Section 12.5 from and after December 22, 2006. Further, on December 22, 2006 all other outstanding Obligations due hereunder (including, but not limited to, interest, fees, costs and expenses) shall become immediately due and payable in full without presentment, demand or notice, all of which are hereby expressly waived by the Companies. In all events, the Companies covenant and agree that: (i) title to any Consigned Precious Metal shall not pass to the Companies until the payment of the purchase price and all other amounts due on account of such purchase has been received by BANA in immediately available funds and, (ii) until such time as all Obligations due to BANA under the Consignment Agreement from the Companies have been indefeasibly satisfied in full and any obligation of BANA to make any consignments of Precious Metal or to enter into any Forward Contracts has been terminated, all purchased Precious Metal shall remain subject to the security interest granted to BANA.
(ii)	By inserting the following as a new Section 2.3(j):
     (j) The Companies hereby expressly covenant and agree that BANA shall be permitted (and is hereby authorized), without further notice to or demand upon the Companies, to (i) immediately set-off against and apply any collateral pledged to BANA pursuant to the Pledge Agreement and (ii) to immediately draw upon the Wachovia L/C, for the purpose of funding or satisfying any Obligations which have become due and payable under the Consignment Facility and/or Forward Contract Facility, including, but not limited to, the purchase price (and any other fees, costs, charges or expenses in connection therewith) for any Consigned Precious Metal which is purchased and withdrawn from consignment in accordance with Section 2.3(f), and/or any other Obligations of any kind which have become due and payable under this Agreement. The Companies hereby further covenant and agree that BANA shall be entitled to exercise any of its rights and remedies referred to in this Section (or any other rights and remedies which BANA may have under this Agreement or otherwise) in such order and manner as BANA may determine to be appropriate in its sole discretion.
(iii)	By deleting Section 2.13(a) in its entirety, and inserting the following text in its stead:
(a) BANA may, in its discretion, terminate this Consignment Facility at any time by giving written notice of such termination to the Companies. Upon giving of such notice, BANA’s obligation to consign or deliver Precious Metal hereunder shall immediately terminate. Without in any way limiting BANA’s right to terminate this Consignment Facility as set forth above, in all events, if not previously terminated by BANA, this Consignment Facility shall automatically terminate at 5:00 PM (Providence, Rhode Island time) on December 21, 2006 (without the requirement of further notice to the Companies). ALL SUMS OUTSTANDING

UNDER THIS CONSIGNMENT FACILITY WILL BE DUE AND PAYABLE UPON THE EARLIER OF (I) THE OCCURRENCE OF AN EVENT OF DEFAULT AND ACCELERATION OF THE OBLIGATIONS BY BANA, OR (II) THREE (3) BUSINESS DAYS AFTER WRITTEN NOTICE OF TERMINATION FROM BANA HEREUNDER, OR (III) DECEMBER 22, 2006. Termination of this Consignment Facility shall not affect the Companies’ duty to pay and perform their Obligations to BANA hereunder in full.
(c)	Section 3 of the Consignment Agreement is hereby amended as follows:
(i)	By deleting Section 3.4 in its entirety, and inserting the following text in its stead:
     3.4. Termination of Forward Contract Facility
     BANA may, in its discretion, terminate the Forward Contract Facility at any time by giving written notice of such termination to the Companies. Upon giving of such notice, BANA’s obligation to enter into Forward Contracts hereunder shall immediately terminate. Without in any way limiting BANA’s right to terminate the Forward Contract Facility as set forth above, in all events, if not previously terminated by BANA, the Forward Contract Facility shall terminate at 5:00 PM (Providence, Rhode Island time) on December 21, 2006 (without the requirement of further notice to the Companies). ALL SUMS OUTSTANDING UNDER THE FORWARD CONTRACT FACILITY WILL BE DUE AND PAYABLE UPON THE EARLIER OF (I) THE OCCURRENCE OF AN EVENT OF DEFAULT AND ACCELERATION OF THE OBLIGATIONS BY BANA, OR (II) THREE (3) BUSINESS DAYS AFTER WRITTEN NOTICE OF TERMINATION FROM BANA HEREUNDER, OR (III) DECEMBER 22, 2006. Upon termination of the Forward Contract Facility, BANA may credit any amounts then held by it or any of its affiliates to reduce the amount of such indebtedness. Notwithstanding termination, until all Obligations of the Companies to BANA hereunder have been fully satisfied, BANA shall retain its security interest in all collateral granted hereunder (and under any other document or agreement now or hereafter entered into among BANA and the Companies) and, except for those specific covenants and conditions dealing with the entering into of Forward Contracts, all terms and conditions of this Agreement shall remain in full force and effect (unless otherwise terminated in accordance with the terms of this Agreement).
(d)	Section 5.1 of the Consignment Agreement is hereby amended by inserting the following text as a new Section 5.1(c):
(c) That certain Pledge and Security Agreement dated December 15, 2006 (the “Pledge Agreement”) granted by the Companies to BANA encumbering all collateral identified therein, to secure the payment and performance of all Obligations.
(e)	Section 8.13 of the Consignment Agreement is hereby amended by deleting same in its entirety, and inserting the following text in its stead:
     8.13 [Intentionally Omitted]
4.	Amendment to Second Amendment. From and after the effectiveness of this Amendment, the Second Amendment shall be amended by deleting Paragraph 5 thereof entitled “Agreement Regarding Additional Collateral” in its entirety and inserting the text “[Intentionally Omitted]” in its stead.

5.	Release of Lien on Certain Collateral. Upon the satisfaction of all conditions to the effectiveness of this Amendment, BANA shall execute the letter agreement attached hereto as Exhibit “B” pursuant to which BANA shall release its lien on any proceeds of the sale of Precious Metal constituting accounts receivable sold by Wolverine Joining pursuant to the Permitted Securitization. It is intended by the Companies and BANA that such release and the granting of the collateral pursuant to the Pledge Agreement constitutes a contemporaneous exchange, and the Companies covenant, agree, represent and warrant that such release and additional accommodations provided by BANA pursuant to this Amendment will provide substantial new value to the Companies.
6.	Amendment Fee. In consideration of BANA’s entering into this Amendment, upon the execution of this Amendment, BANA shall have fully earned an amendment fee in the amount of $25,000.00. Such amendment fee shall be paid in full by the Companies upon the execution of this Agreement by the Companies, and shall be retained as a fee in all events and not be applied in reduction of any of the other Obligations.

7.	Costs and Expenses.
(a)	Upon execution of this Amendment, the Companies shall pay to BANA an amount equal to any and all reasonable costs, fees, or expenses (including internal and external attorneys’ fees and expenses) incurred by BANA in connection with the Consignment Agreement, whether directly or indirectly, including all reasonable legal fees and expenses incurred in connection with the negotiation and the preparation of this Amendment.

(b)	BANA shall be entitled (but not required) to debit any operating account of either Company to collect any fees, costs or expenses to which BANA may be entitled pursuant to this Amendment or the Consignment Agreement.
8.	Representations, Warranties and Covenants. The Companies hereby represent, warrant and covenant to BANA as follows:
(a)	The execution and delivery of this Amendment by the Companies, and the performance by the Companies of their obligations and agreements under this Amendment are within the corporate authority of each Company, have been duly authorized by all necessary corporate proceedings on behalf of the Companies and do not and will not contravene any provision of law, statute, rule or regulation to which either Company is subject or their respective charters, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon either Company.

(b)	This Amendment, the Consignment Agreement, and all other documents, instruments and agreements relating thereto, as same may be amended hereby, constitute legal, valid and binding obligations of each Company, enforceable in accordance with their respective terms.

(c)	The representations and warranties made by the Companies in the Consignment Agreement are, after giving effect to the terms and condition of this Amendment, true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been expressly permitted under the terms of the Consignment Agreement or otherwise in writing by BANA). Except as previously disclosed to BANA in writing, no material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of either Company.

(d)	The Companies have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Companies prior to or at the time hereof, and, after giving effect to the terms and condition of this Amendment, no Event of Default has occurred and is continuing under the Consignment Agreement as of the date of this Amendment.

(e)	The Companies have read and understand each of the terms and conditions of this Amendment and are entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by BANA and not set forth in this Amendment.
9.	Conditions to Effectiveness. This Amendment shall not become effective unless and until each of the following conditions precedent have been fulfilled, all as determined by BANA in its sole discretion (unless waived by BANA in writing):
(a)	This Amendment, and all documents, instruments and agreements required hereunder or related hereto shall have been executed by the appropriate parties and original counterpart signatures shall have been delivered to BANA.

(b)	All actions on the part of the Companies necessary for the valid execution, delivery and performance of the terms of this Amendment shall have been duly and effectively taken and evidence thereof satisfactory to BANA shall have been provided to BANA.

(c)	The Companies shall have paid to BANA in immediately available funds all amounts required to be paid by the Companies upon the execution of this Amendment.

(d)	BANA shall have received a fully executed Pledge and Security Agreement in the form annexed hereto as Exhibit “A” (the “Pledge Agreement”) from the Companies, and such pledged collateral shall have a minimum cash value of not less than $9,500,000.00.

(e)	BANA shall have received an original fully executed consent, in form and substance satisfactory to BANA in its discretion, from Wachovia Bank, National Association (“Wachovia”) to the terms and conditions of this Amendment, including, but not limited to, the granting of the additional collateral pursuant to the Pledge Agreement.

(f)	BANA shall have received an original fully executed amendment to the Intercreditor Agreement, in form and substance satisfactory to BANA, confirming that Wachovia shall have no right or interest in any of the collateral pledged to BANA pursuant to the Pledge Agreement, and otherwise ratifying the terms of the Intercreditor Agreement.
10.	Waiver of Claims. The Companies hereby acknowledge and agree that they do not have any offsets, defenses, claims, or counterclaims against BANA or any of its affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Consignment Agreement, the Obligations, or otherwise, and that if the Companies now have, or ever did have, any such offsets, defenses, claims, or counterclaims against BANA or any of its affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Companies each hereby RELEASE BANA and its affiliates, and their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.
11.	Miscellaneous.

(a)	This Amendment shall be binding upon the Companies and their successors and assigns and shall enure to the benefit of BANA and its successors and assigns.

(b)	The Companies and BANA hereby acknowledge and agree that the Obligations are and shall continue to be secured by all collateral granted pursuant to the terms of the Consignment Agreement or otherwise.

(c)	Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed by the Companies.

(d)	The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default under the Consignment Agreement, whether or not known to BANA and whether or not existing on the date of this Amendment, nor a modification of the demand nature of the obligations due thereunder.

(e)	Any determination that any provision of this Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

(f)	This Amendment, together with the agreements, instruments and other documents executed in connection herewith, incorporates all discussions and negotiations among the Companies and BANA, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment or of any provision of any other agreement among the Companies and BANA shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party shall be BANA, then by a duly authorized officer thereof.

(g)	Except as otherwise expressly provided for in this Amendment, all of the terms, conditions and provisions of the Consignment Agreement shall remain the same. The Companies hereby, after giving effect to the terms and conditions of this Amendment, ratify, confirm, and reaffirm all representations, warranties, and covenants made by each of them in the Consignment Agreement. The Companies shall continue to comply with all of the terms and conditions of the Consignment Agreement, as amended hereby.

(h)	The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties to this Amendment.

(i)	In the event of any inconsistency between the provisions of this Amendment and the Consignment Agreement, the provisions of this Amendment shall govern and control.

(j)	This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the undersigned parties have caused this Third Amendment to Amended and Restated Consignment Agreement to be executed by their duly authorized officers as of the date first above written.

WITNESS:	WOLVERINE TUBE, INC.
/s/ Jennifer Brinkley	By: Title:	/s/ James E. Deason SR VP, CFO & Secretary
WOLVERINE JOINING TECHNOLOGIES, LLC
/s/ Jennifer Brinkley	By: Title:	/s/ James E. Deason VP and Secretary
BANK OF AMERICA, N.A.
/s/ Audrey Reder	By: Title:	/s/ John A. McDonald S.V.P.

EXHIBIT “A”
[Pledge Agreement — attached]
Exhibit “A” to Third Amendment to Amended and Restated Consignment Agreement

EXHIBIT “A”
PLEDGE AND SECURITY AGREEMENT
December 15, 2006
     This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into among by and among BANK OF AMERICA, N.A., with offices at 111 Westminster Street, Providence, Rhode Island 02903 (“BANA”), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively, jointly and severally as the “Companies”).
BACKGROUND
     WHEREAS, reference is hereby made to that certain Amended and Restated Consignment Agreement dated as of April 28, 2005 (as amended from time to time and in effect, the “Consignment Agreement”) among the Companies and BANA, pursuant to which BANA extended a silver consignment facility and a silver forward contract facility to the Companies, as previously amended by (i) that certain First Amendment to Amended and Restated Consignment Agreement dated as of August 1, 2005; (ii) that certain Second Amendment to Amended and Restated Consignment Agreement dated as of February 22, 2006; and (iii) that certain letter agreement dated on or about November 9, 2006.
     WHEREAS the Companies have requested that BANA agree to certain further amendments and modifications of the Consignment Agreement, and BANA has agreed to do so, but only in accordance with the terms and conditions of that certain Third Amendment to Amended and Restated Consignment Agreement dated as of December 15, 2006 (the “Third Amendment”).
     WHEREAS, in order to induce BANA to agree to enter into the Third Amendment, and in consideration of the accommodations provided to the Companies by BANA thereunder and under the Consignment Agreement, the Companies wish to secure their obligations and liabilities to BANA under the Consignment Agreement and otherwise with the collateral granted pursuant to this Agreement;
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
12.	Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings as set forth in the Consignment Agreement.
13.	Creation of Security Interest. To secure the prompt, punctual, and faithful payment and performance of all and each of the Obligations of the Companies to BANA under, related to, or arising in connection with the Consignment Agreement, any documents related thereto or executed in connection therewith, and otherwise, whether now existing or hereafter arising, the Companies each hereby grants BANA a continuing security interest in and to, a lien on, and right of set-off with respect to, all right, title and interest of each Company in and to: (i) account no. 387148 maintained by Wolverine Tube with BANA and account no. 22359702 maintained by Wolverine Tube with Banc of America Securities LLC (“BAS”) pursuant to that certain Customer Agreement dated on or about December 15, 2006 (the “Customer Agreement”) among the Wolverine Tube, BANA and BAS (hereinafter, each of the accounts referred to in this clause (i) shall be referred to collectively as the “Account”); (ii) all investment property, securities and other financial assets of any kind (including, without limitation, all “Financial Instruments” as defined in the Customer Agreement), all certificates of deposit, all cash and all other funds now or hereafter held in, credited to, or on deposit in the Account; (iii) all income now or hereafter earned therefrom and all investments now or hereafter made thereof; and (iv) with respect to each item of property referred to in the foregoing clauses (i) through (iii), all replacements, substitutions,

EXHIBIT “A”
additions, interest, and other distributions arising out of or in respect of any of the foregoing, all instruments relating to or evidencing any of the foregoing, all general intangibles relating to any of the foregoing, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing whether now existing or arising at any time in the future (all of which is referred to hereinafter as the “Collateral”).
14.	Representations, Covenants and Warranties.
(a)	The Companies hereby represent to BANA that:
(i)	At all times, the Collateral shall have a minimum liquidated cash value of not less than $9,500,000.00.

(ii)	The Collateral is held and owned by the Companies, free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges, is fully paid for and nonassessable, and is not subject to any restrictions to its free transferability and sale to the public.

(iii)	The Companies have the full right, power and authority to pledge the Collateral and to grant the security interest in and lien on the Collateral as herein provided.

(iv)	The execution, delivery and performance of this Agreement by the Companies does not and shall not result in the violation of any mortgage, indenture, contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which either Company is subject, or by which it or any of its property is bound.

(v)	This Agreement constitutes the legal, valid and binding obligation of the Companies in accordance with the terms hereof and has been duly authorized, executed and delivered.
(b)	The Companies hereby covenant and agree that each Company shall:
(i)	Execute all such instruments, documents, and papers, and will do all such acts as BANA may reasonably request from time to time to carry into effect the provisions and intent of this Agreement, and will do all such other acts as BANA may reasonably request with respect to the perfection and protection of the security interest granted herein and the assignment effected hereby.

(ii)	Keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges.

(iii)	Deliver to BANA, if and when received by the Companies, any item representing, evidencing, or constituting any of the Collateral or proceeds of the Collateral, including, without limitation, any interest, cash dividends, or other distributions made on account of or in respect to any of the Collateral.
15.	Restrictions on Collateral. The Companies agree that all of the Collateral shall be held as security for all of the Obligations. The Companies shall not be permitted to make any withdrawals from the Account or to receive any portion of the Collateral unless and until all Obligations have been indefeasibly satisfied in full. The Companies agree that until the Companies are entitled to a return of the Collateral, or so much thereof as remains, it shall not, without the express prior written consent of BANA, transfer the Collateral or any interest therein or enter into any agreement for the transfer of such Collateral, or permit or suffer any other liens, whether or not junior to the lien created hereby, to be created or to exist with respect to the Collateral.

EXHIBIT “A”
16.	Application of Collateral; Remedies.
(a)	Without limiting the rights and remedies of BANA under this Agreement, the Consignment Agreement, the Customer Agreement or otherwise, in the event that any of the Obligations shall become due (whether upon maturity, acceleration or otherwise), the Companies hereby covenant and agree that BANA may, in its discretion, without first obtaining the further consent or instruction of either Company and without prior notice to either Company, dispose, set-off against and/or liquidate any of the Collateral in order to obtain collected funds and may apply all or any portion thereof in reduction or satisfaction, as the case may be, of the Obligations in such order and manner as BANA may determine to be appropriate, and the Companies shall remain liable for any deficiency remaining following such application. To the extent necessary or advisable (as determined by BANA in its sole discretion), BANA may also instruct BAS to take any of the foregoing actions in accordance with the terms of the Customer Agreement without the Companies’ further consent or instruction.

(b)	In addition to all rights and remedies set forth in Section 5.1 above, and without intending to limit same in any manner, in enforcing the security interest in the Collateral, BANA shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.
17.	BANA’s Right to File Financing Statements. Each Company hereby irrevocably authorizes BANA to file such financing statements as BANA deems necessary to further confirm and perfect its security interest in the Collateral.
18.	Event of Default. The Companies hereby covenant and agree that (i) the Companies’ failure to comply with any obligation, representation, warranty or covenant contained herein shall constitute an Event of Default under the Consignment Agreement and (ii) the occurrence of any Event of Default under the Consignment Agreement shall constitute a default hereunder. The Companies hereby covenant and agree that the existence of an Event of Default shall not be a condition to BANA’s exercise of any of its rights and remedies set forth in Section 5.1 above.
19.	Designation As Attorney-In-Fact.
(a)	Each Company hereby designates BANA as and for the attorney-in-fact of such Company to: endorse in favor of BANA, as pledgee, any of the Collateral; cause the transfer of any of the Collateral in and to such name as BANA, may from time to time, determine; and take such other actions with respect to the Collateral as BANA may reasonably determine to be appropriate. BANA may take such action with respect to the Collateral as BANA reasonably may determine to be necessary to protect and preserve its interest in the Collateral. BANA shall also have and may exercise at any time all rights, remedies, powers, privileges, and discretions of the Companies with respect to and under the Collateral.

(b)	This designation, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of BANA, which BANA shall provide to the Companies from and after the indefeasible satisfaction of the Companies’ Obligations and the termination of the Consignment Agreement, and upon the Companies written request and at the Companies sole expense. BANA shall not be liable for any act or omission to act pursuant to this Agreement except for any act or omission to act as to which there is a final determination is made in a judicial proceeding (in which BANA has had an opportunity to be heard), which determination includes a specific finding that BANA had acted in a grossly negligent manner or in actual bad faith.
20.	Rights and Remedies. The rights, remedies, powers, privileges, and discretions of BANA hereunder (herein, the “Rights and Remedies”) shall be cumulative and not exclusive of any

EXHIBIT “A”
rights or remedies which it would otherwise have. No delay or omission by BANA in exercising or enforcing any of BANA’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by BANA of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of BANA’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between BANA and any person, at any time, shall preclude the other or further exercise of BANA’s Rights and Remedies. No waiver by BANA of any of BANA’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. BANA’s Rights and Remedies may be exercised at such time or times and in such order of preference as BANA may determine. BANA’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.
21.	Obligations Not Affected. The obligations of the Companies hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any exercise or nonexercise, or any waiver, by BANA of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (ii) any amendment to, modification of, or termination of, the Consignment Agreement, or any of the Obligations; (iii) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (iv) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; in each case whether or not either Company shall have notice or knowledge of any of the foregoing.
22.	BANA’s Exoneration. Except as expressly provided under applicable law with respect to a secured creditor’s duty to preserve collateral in the secured creditor’s possession, under no circumstances shall BANA be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral or any nature or kind or any matter or proceedings arising out of or relating thereto. BANA shall not be required to take any action of any kind to collect, preserve or protect its or the Companies’ rights in any of the Collateral or against other parties thereto. BANA’s prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.
23.	No Waiver, etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by BANA shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by BANA of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Each Company hereby waives acceptance and notice of acceptance of this Agreement and presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or any of the Collateral, and any and all other notices and demands whatsoever.
24.	Notice, etc. All notices, requests and other communications hereunder shall be made in accordance with the terms of the Consignment Agreement.
     25. Miscellaneous.
(a)	This Agreement incorporates all discussions and negotiations between the parties concerning the matters included therein. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by BANA to give notice to the Companies of any person’s having failed to observe and comply with any warranty or covenant included herein shall constitute a waiver of such warranty or covenant or the amendment of the subject provision. This Agreement shall not serve to limit or restrict any of the rights and

EXHIBIT “A”
 remedies of BANA and/or BAS pursuant to the Consignment Agreement, the Customer Agreement or otherwise.
(b)	The security interest in the Collateral granted by the Companies hereunder is in addition to, and is supplemental of, all other security interests and liens heretofore or hereafter granted by either Company to BANA.

(c)	The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

(d)	This Agreement and all rights and obligations hereunder shall be binding upon each Company and its successors and permitted assigns, and shall inure to the benefit of BANA and its successors and assigns.

(e)	If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Companies acknowledge receipt of a copy of this Agreement.

(f)	This Agreement and all documents which relate hereto, which have been or may be hereinafter furnished BANA may be reproduced by BANA by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and BANA may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

(g)	Each Company shall indemnify, defend, and hold BANA and any agent, employee, officer, or representative of BANA, harmless of and from any claim (other than any claim as to which a final determination is made in a judicial proceeding (in which BANA has had an opportunity to be heard), which determination includes a specific finding that BANA had acted in a grossly negligent manner or in actual bad faith) brought or threatened against BANA or any such person so indemnified by any person (as well as from attorneys’ reasonable fees and reasonable expenses in connection therewith) on account of BANA’s relationship with either Company, or any other person obligated on account of the Obligations, the Consignment Agreement, or otherwise (each of which may be defended, compromised, settled, or pursued by BANA with counsel of BANA’s own selection, but at the expense of the Companies). This indemnification shall survive payment of the Obligations, and/or any termination, release, or discharge executed by BANA in favor of the Companies.

(h)	It is intended that the within Agreement take effect as a sealed instrument.
[signature page follows]

EXHIBIT “A”
     IN WITNESS WHEREOF, intending to be legally bound, the Companies and BANA have caused this Pledge and Security Agreement to be executed under seal as of the date first above written.

WITNESS:	WOLVERINE TUBE, INC.
By:
Title:
WOLVERINE JOINING TECHNOLOGIES, LLC
By:
Title:
BANK OF AMERICA, N.A.
By:
Title:

EXHIBIT “B”
[Release Letter Agreement — attached]

B-1

EXHIBIT “B”
December 15, 2006
Wolverine Joining Technologies, LLC
200 Clinton Ave, Suite 1000
Huntsville, AL 35801
     Re: Partial Release Letter
     The undersigned, as secured party and as successor in interest to Fleet Precious Metals Inc., hereby releases its security interest and lien granted to the undersigned by Wolverine Joining Technologies, LLC (“Wolverine Joining”) in and to all “Excluded Collateral”, as such term is defined in that certain Amended and Restated Consignment Agreement dated as of April 28, 2005 (as amended from time to time and in effect, the “Consignment Agreement”) among Wolverine Joining, Wolverine Tube, Inc. (“Wolverine Tube” and collectively with Wolverine Joining, the “Companies”) and the undersigned, as most recently amended by that certain Third Amendment to Amended and Restated Consignment Agreement dated as of December 15, 2006 (the “Third Amendment”). The release of the Excluded Collateral shall be effective immediately and without any further action by any party, upon the execution and delivery of this letter by the undersigned, which the undersigned agrees shall occur upon the satisfaction of all conditions to the effectiveness of the Third Amendment. Further, the undersigned agrees that upon such execution and delivery of this letter by the undersigned, Wolverine Joining shall be authorized to file the UCC Amendments in the form attached hereto as Exhibit “A”.
     Please be advised that nothing contained herein shall constitute a release by the undersigned of any other collateral granted to the undersigned by the Companies (whether pursuant to the Consignment Agreement, the Pledge Agreement (as defined in the Consignment Agreement), or otherwise, nor as a transfer of the title to any Consigned Precious Metal (as defined in the Consignment Agreement) to either of the Companies.

BANK OF AMERICA, N.A.
By:
	Name:	John A. McDonald
	Title:	Senior Vice President

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